JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of Amendment No. 2 to such a statement on Schedule 13G with respect to the common stock of Seattle Genetics, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to Amendment No. 2 to such Schedule 13G.

Dated: October 27, 2003

BANC OF AMERICA CAPITAL INVESTORS SBIC, L.P.

By: Banc of America Capital Management SBIC, LLC, its general partner

By: Banc of America Capital Management, L.P., its sole member

By: BACM I GP, LLC, its general partner

By: /s/ J. Travis Hain

Name: J. Travis Hain

Title: Managing Member

BACM I GP, LLC

By: /s/ J. Travis Hain

Name: J. Travis Hain

Title: Managing Member

BANC OF AMERICA CAPITAL MANAGEMENT SBIC, LLC

By: Banc of America Capital Management, L.P., its sole member

By: BACM I GP, LLC, its general partner

By: /s/ J. Travis Hain

Name: J. Travis Hain

Title: Managing Member

BANC OF AMERICA CAPITAL MANAGEMENT, L.P.

By: BACM I GP, LLC, its general partner

By: /s/ J. Travis Hain

Name: J. Travis Hain

Title: Managing Member

/s/ J. Travis Hain

J. Travis Hain